UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2008
Yahoo! Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28018	77-0398689

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California	94089

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 349-3300

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
SIGNATURE

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)     As previously disclosed in the Current Report on Form 8-K filed by Yahoo! Inc. (the “Company”) on July 21, 2008, as amended on July 28, 2008 (the “July 21 Form 8-K”), in connection with the Settlement Agreement (the “Settlement Agreement”), dated July 21, 2008, between the Company, Icahn Partners LP, Icahn Partners Master Fund LP, Icahn Partners Master Fund II L.P., Icahn Partners Master Fund III L.P., High River Limited Partnership and Carl C. Icahn (a copy of which was filed as an exhibit to the July 21 Form 8-K), on July 20, 2008, Robert A. Kotick tendered his resignation from the board of directors (the “Board”) of the Company, effective as of the conclusion of the 2008 annual meeting of stockholders (the “Annual Meeting”). On August 1, 2008, upon completion of the Annual Meeting, Mr. Kotick’s resignation from the Board became effective.
           On August 1, 2008, following completion of the Annual Meeting and pursuant to the terms of the Settlement Agreement, the Board appointed Carl C. Icahn to fill the vacancy on the Board resulting from Mr. Kotick’s resignation.

SIGNATURE
           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
	By:	/s/ Michael J. Callahan
		Name:	Michael J. Callahan
Date: August 6, 2008		Title:	Executive Vice President, General Counsel and Secretary